Exhibit 10.53

STELLAR PHARMACEUTICALS INC.

AMENDED AND RESTATED STOCK OPTION PLAN

The Corporation hereby amends and restates the Plan as follows:

1. Purpose of the Plan

1.1 The purpose of the Plan is to attract, retain and motivate persons of training, experience and leadership to the Corporation and its Subsidiaries, including their directors, officers and employees, and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2. Defined Terms

Where used herein, the following terms shall have the following meanings, respectively:

2.1 “Affiliate” means an affiliate, as such term is defined in Subsection 1(2) of the Securities Act (Ontario), of the Corporation.

2.2 “Associate” means an associate, as such term is defined in Subsection 1(1) of the Securities Act (Ontario).

2.3 “Board” means the board of directors of the Corporation or, if established and duly authorized to act, the Executive Committee of the board of directors of the Corporation.

2.4 “Committee” means the Human Resources Committee of the Board provided that, if at any time the Committee has not been constituted, the Committee shall be deemed for all purposes of the Plan to be the Board.

2.5 “Consultant” means an individual (or an Eligible Corporation) who:

(a)                                                                                 provides ongoing consulting services to the Corporation or an Affiliate under a written contract;

(b)                                                                                 possesses technical, business or management expertise of value to the Corporation or an Affiliate;

(c)                                                                                  spends a significant amount of time and attention on the business and affairs of the Corporation or an Affiliate; and

(d)                                                                                 has a relationship with the Corporation or an Affiliate that enables the individual to be knowledgeable about the business and affairs of the Corporation.

2.6 “Corporation” means Stellar Pharmaceuticals Inc. and includes any successor corporation thereof.

2.7 “director” means a director, senior officer or Management Company Employee of the Corporation or a director, senior officer or Management Company Employee of a Subsidiary.

2.8 “Discounted Market Price” means the Market Price less the discount set forth below, subject to a minimum price of $0.10:

Closing Price	Discount
Up to $0.50	25%
$0.51 to $2.00	20%
Above $2.00	15%

2.9 “Eligible Corporation” means a corporation all of the issued and outstanding voting shares of which are beneficially owned, directly or indirectly, by an Eligible Person.

2.10 “Eligible Person” means a bona fide:

(a)                                                                                 director;

(b)                                                                                 employee;

(c)                                                                                  Management Company Employee;

(d)                                                                                 Consultant; or

(e)                                                                                  Eligible Corporation.

2.11 “employee” means:

(a)                                                                                 an individual who is considered an employee under the Income Tax Act (Canada); or

(b)                                                                                 an individual who works full-time for the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

2.12 “Expiry Time” means, with respect to any Option, the close of business on the date upon which such Option will expire or within ten (10) trading days immediately following, a date upon which such Eligible Person is prohibited from exercising such Option due to a black-out period or other trading restriction imposed by the Corporation, then the Expiry Time of such Option shall be automatically extended to the tenth (10th) trading day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed;.

2.13 “Insider” means an insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation, other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary, and includes any Associate of such Insider.

2.14 “Investor Relations Activities” means any activities or oral or written communications, by or on behalf of the Corporation or shareholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(a)                                                                                 the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation:

(i)                                                                                                                                     to promote the sale of products or services of the Corporation; or

(ii)                                                                                                                                  to raise public awareness of the Corporation,

that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(b)                                                                                 activities or communications necessary to comply with the requirements of:

(i)                                                                                                                                     applicable securities laws,

(ii)                                                                                                                                  the requirements of an applicable stock exchange or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Corporation;

(c)                                                                                  communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if

(i)                                                                                                                                     the communication is only through the newspaper, magazine or publication, and

(ii)                                                                                                                                  the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(d)                                                                                 activities or communications that may be otherwise specified by any applicable stock exchange.

2.15 “Management Company Employee” means an individual employed by a company providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding an individual or company engaged in Investor Relations Activities.

2.16 “Market Price” at any date in respect of the Shares means the last closing price of the Shares on the OTC Markets Group before the issuance of a news release disclosing the transaction(s), pursuant to which the Shares are intended to be issued.

2.17 “Option” means an option to purchase Shares granted to an Eligible Person under the Plan.

2.18 “Option Price” means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof.

2.19 “Optioned Shares” means the Shares issuable pursuant to an exercise of Options.

2.20 “Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option.

2.21 “Plan” means the Stock Option Plan of the Corporation, as the same may be further amended or varied from time to time.

2.22 “Shares” means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.

2.23 “Subsidiary” means any corporation which is a subsidiary, as such term is defined in Subsection 1(4) of the Securities Act (Ontario), of the Corporation.

3. Administration of the Plan

3.1 The Plan shall be administered by the Committee.

3.2 The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a)                                                                                 to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)                                                                                 to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c)                                                                                  to determine the number of Shares covered by each Option;

(d)                                                                                 to determine the Option Price of each Option;

(e)                                                                                  to determine the time or times when Options will be granted and exercisable;

(f)                                                                                   to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

(g)                                                                                  to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

3.3 A member of the Committee may be entitled to participate in the Plan only if an Option to such member is granted, and the terms and provisions thereof determined, by the Committee without such member of the Committee participating in any manner whatsoever in the granting of an Option to, or the determinations made with respect to, such member of the Committee or to such Option.

3.4 The Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

(a)                                                                                 represented, warranted and agreed in form and substance satisfactory to the Corporation that such Optionee is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for such Optionee’s own account, for investment and not with a view to or in connection with any distribution, that such Optionee has had access to such information as is necessary to enable such Optionee to evaluate the merits and risks of such investment and that such Optionee is able to bear the economic risk of investing in the Shares;

(b)                                                                                 agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

(c)                                                                                  agreed to indemnify the Corporation in connection with the foregoing.

3.5 Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

3.6 If the Corporation is required under the Income Tax Act (Canada) or any other applicable law to make source deductions in respect of employee stock option benefits and to remit to the applicable governmental authority an amount on account of tax on the value of the taxable benefit associated with the issuance of common shares on exercise of Options, then the Optionee shall:

(a)                                                                                 pay to the Corporation, in addition to the exercise price for the Options, sufficient cash as is reasonably determined by the Corporation to be the amount necessary to permit the required tax remittance;

(b)                                                                                 authorize the Corporation, on behalf of the Optionee, to sell in the market on such terms and at such time or times as the Corporation determines a portion of the common shares being issued upon exercise of the Options to realize cash proceeds to be used to satisfy the required tax remittance; or

(c)                                                                                  make other arrangements acceptable to the Corporation to fund the required tax remittance.

4. Shares Subject to the Plan

4.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance upon the exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Article 8 hereof, shall not exceed 10% of the number of Shares which are issued and outstanding at the date of such grant. Optioned Shares in respect of which Options are not exercised shall be available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.

5. Eligibility, Grant and Terms of Options

5.1 Options may be granted to any Eligible Person in accordance with Section 5.2 hereof. If an Option is granted to an Eligible Corporation, such Eligible Corporation shall, as a condition precedent to such grant, execute and deliver any document or instrument required by any applicable stock exchange.

5.2 Options may be granted by the Corporation pursuant to the recommendations of the Committee from time to time provided and to the extent that such decisions are approved by the Board.

5.3 Subject as herein and otherwise specifically provided in this Article 4.1, the number of Shares subject to each Option, the Option Price, the Expiry Time, the extent to which such Option is exercisable from time to time during the term of the Option and other terms and conditions relating to such Option shall be determined by the Committee.

5.4 Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Discounted Market Price on the date on which the grant of the Option is approved by the Committee. If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid and non-assessable Shares at the price paid therefor.

5.5 The term of an Option shall not exceed five years from the date of the grant of the Option.

5.6 No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under the Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed 5% of the issued and outstanding Shares.

5.7 An Option shall be personal to the Optionee and shall be non-assignable and non-transferable (whether by operation of law or otherwise), except as between a corporation, all of the issued and outstanding voting shares of which are beneficially owned, directly or indirectly, by such Optionee, and such Optionee, or as otherwise provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.8 No Options shall be granted to any Optionee if such grant could result, at any time, in:

(a)                                                                                 the number of Shares reserved for issuance pursuant to Options or other stock options granted to Insiders exceeding 10% of the issued and outstanding Shares;

(b)                                                                                 the issuance to Insiders, within a one-year period, of a number of Shares exceeding 10% of the issued and outstanding Shares;

(c)                                                                                  the issuance to any one Insider and such Insider’s associates, within a one-year period, of a number of Shares exceeding 5% of the issued and outstanding Shares;

(d)                                                                                 the issuance to any one Optionee within a one-year period, of a number of Shares purchasable upon the exercise of Options granted during such a one-year period exceeding 5% of the issued and outstanding Shares;

(e)                                                                                  the number of Shares reserved for issuance pursuant to Options granted to Consultants exceeding 2% of the issued and outstanding Shares; and

(f)                                                                                   the number of Shares reserved for issuance to persons employed in Investor Relation Activities exceeding 2% of the issue and outstanding Shares;

unless permitted otherwise by any applicable stock exchange.

5.9 In the event that no specific determination is made by the Committee with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, be exercisable as to a maximum of one-third of the number of Shares covered by such Option (on a cumulative basis) following each anniversary of the date upon which the Option was granted.

6. Termination of Employment

6.1 Subject to Sections 6.2 and 6.3 hereof and to any express resolution passed by the Committee with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person provided that, in the case of termination of employment for any reason, and whether or not for cause, such Option and all rights to purchase Shares thereto shall expire and terminate 30 days following notice of termination of employment.

6.2 If, before the expiry of an Option in accordance with the terms thereof, an Optionee shall cease to be an Eligible Person (an “Event of Termination”) by reason of the Optionee’s retirement at normal retirement age (including early retirement in accordance with the Corporation’s then current plans, policies or practices with respect thereto) or as a result of the Optionee’s permanent disability, then the Committee, at its discretion, may allow the Optionee to exercise the Option to the extent that the Optionee was entitled to do so at the time of such Event of Termination, at any time up to and including, but not after, a date that is: three months following the date of such Event of Termination or on the Expiry Time, whichever is earlier, in the case of retirement or permanent disability.

6.3 If an Optionee dies before the expiry of an Option in accordance with the terms thereof, the Optionees legal representative(s) may, subject to the terms of the Option and the Plan, exercise the Option to the extent that the Optionee was entitled to do so at the date of the Optionee’s death at any time up to and including, but not after, a date one year following the date of the Optionee’s death or on the Expiry Time, whichever is earlier.

6.4 For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

6.5 If the Optionee is an Eligible Corporation, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Person associated with such Optionee.

7. Exercise of Options

7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its principal office in London, Ontario of a written notice of exercise addressed to the Chief Financial Officer of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or cheque, of the Option Price of the Shares then being purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a)                                                                                 completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)                                                                                 the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;

(c)                                                                                  the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

(d)                                                                                 the satisfaction of any conditions on exercise prescribed pursuant to Section 3.4 hereof.

In this connection the Corporation shall, to the extent necessary, take all commercially reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

7.3 Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee may from time to time determine as provided for under Subsection 3.2(g), provided that the substance of Article 4.1 shall be included therein.

8. Certain Adjustments

8.1 In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to any Optionee and prior to the Expiry Time, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of such Optionee’s Option in accordance with the terms hereof, in lieu of the number of Shares to which such Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such subdivision or redivision if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which such Optionee was theretofore entitled upon such exercise.

8.2 In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to any Optionee and prior to the Expiry Time, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of such Optionee’s Option in accordance with the terms hereof, in lieu of the number of Shares to which such Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such consolidation if, on the record date thereof, the Optionee had been registered holder of the number of Shares to which such Optionee was theretofore entitled upon such exercise.

8.3 If at any time after the grant of an Option to any Optionee and prior to the Expiry Time, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Sections 8.1 and 8.2 or, subject to the provisions of Subsection 9.2(a) hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein call the “Successor Corporation”) or the Corporation shall pay a stock dividend (other than any dividends in the ordinary course), the Optionee shall be entitled to receive upon the subsequent exercise of such Optionee’s Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which such Optionee was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or, subject to the provisions of Subsection 9.2(a) hereof, as a result of such consolidation, merger, amalgamation, or stock dividend if, on the record date of such reclassification, reorganization, other change or stock dividend or the effective date of such consolidation, merger or amalgamation or dividend payment, as the case may be, such Optionee had been the registered holder of the number of Shares to which such Optionee was theretofore entitled upon such exercise.

8.4 In the event the Corporation should declare and pay a special cash dividend or other distribution out of the ordinary course, a special dividend in specie on the Shares, or a stock dividend other than in the ordinary course, the Option Price of all Options outstanding on the record date of such dividend or other distribution shall be reduced by an amount equal to the cash payment or other distribution or the fair market value of the dividend in specie or stock dividend or other distribution, as determined by the Committee in its sole discretion but subject to all necessary regulatory approvals.

9. Amendment or Discontinuance of the Plan

9.1 The Board may amend or discontinue the Plan at any time, provided, however, that no such amendment may materially and adversely affect any Option previously granted to an Optionee without the consent of the Optionee, except to the extent required by law. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which the Shares are listed and posted for trading.

9.2 Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:

(a)                                                                                 in the event the Corporation proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned Subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Shares of the Corporation or any part thereof shall be made to all or substantially all holders of Shares of the Corporation, the Corporation shall have the right, upon written notice thereof to each Optionee holding Options under the Plan, to permit the exercise of all such Options within the 20 day period next following the date of such notice and to determine that upon the expiration of such 20 day period, all rights of the Optionees to such Options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

(b)                                                                                 in the event of the sale by the Corporation of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety so that the Corporation shall cease to operate as an active business, any outstanding Option may be exercised as to all or any part of the Optioned Shares in respect of which the Optionee would have been entitled to exercise the Option in accordance with the provisions of the Plan at the date of completion of any such sale at any time up to and including, but not after the earlier of: (i) the close of business on that date which is 30 days following the date of completion of such sale; and (ii) the Expiry Time; but the Optionee shall not be entitled to exercise the Option with respect to any other Optioned Shares;

(c)                                                                                  subject to the rules of any applicable stock exchange or other regulatory authority, the Board may, by resolution, advance the date on which any Option may be exercised or extend the Expiry Time provided that the Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Optionee; and

(d)                                                                                 the Board may, by resolution, but subject to applicable regulatory requirements, decide that any of the provisions hereof concerning the effect of termination of the Optionee’s employment shall not apply to any Optionee for any reason acceptable to the Board.

Notwithstanding the provisions of this Article 9, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

10. Miscellaneous Provisions

10.1 An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares certificate is issued.

10.2 Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Subsidiary, or affect in any way the right of the Corporation or any Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3 The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.4 Effective as of the date of receipt of shareholder ratification and all regulatory approvals of the Plan as contemplated by Section 11.1 hereof, the Plan shall replace and supercede the Corporation’s current stock option plan, if any, (the “Current Plan”) and no further options shall be granted pursuant to the Current Plan; provided that nothing herein shall affect the existence or validity of any options granted under the Current Plan prior to such date, which options shall remain in full force and effect.

11. Shareholder and Regulatory Approval

11.1 The Plan shall be subject to ratification by the shareholders of the Corporation to be effected by a resolution passed at a meeting of the shareholders of the Corporation, and to acceptance by any other relevant regulatory authority. Any Options granted under the Plan prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such Options may be exercised unless and until such ratification and acceptance are given.

11.2 Any material amendment to an Option held by an Insider, including a change in the Option Price or Expiry Time, must be approved by a majority of votes cast at a meeting of shareholders other than votes attaching to securities beneficially owned by the Optionee and his or her Associates.

Effective October 31, 2001

Amended April 1, 2011

Subject to Shareholder Approval on June 22, 2011